UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2014
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 30, 2014, Fuel Systems Solutions, Inc. (the "Company"), its subsidiary IMPCO Technologies, Inc. ("IMPCO") and IMPCO Technologies B.V. entered into a First Amendment (the "First Amendment") to the Committed Credit Facility Agreement with the New York Branch of Intesa SanPaolo S.p.A. which was entered into on July 10, 2009 (as amended by the First Amendment, the "Credit Facility"). The First Amendment increases the committed amount under the Credit Facility to $20 million and extends the stated maturity date to April 30, 2015. Except as amended by the First Amendment, all other provisions of the Credit Facility remain unchanged.

The description of the First Amendment set forth above is not complete and is qualified in its entirety by reference to the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 First Amendment to Agreement dated April 30, 2014 between Fuel Systems Solutions, Inc., IMPCO technologies, Inc., IMPCO Technologies B.V. and Intesa SanPaolo S.p.A.

10.2 Committed Credit Facility dated July 10, 2009 between Fuel Systems Solutions, Inc., IMPCO technologies, Inc., IMPCO Technologies B.V. and Intesa SanPaolo S.p.A. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on July 17, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: April 30, 2014	By: __/s/ Pietro Bersani______________ Pietro Bersani Chief Financial Officer